UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On September 10, 2014, Mr. Stewart Lawrence notified the Chief Executive Officer of Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“Energy XXI”), of his resignation as Senior Vice President of Investor Relations and Corporate Communications of Energy XXI, as well as from all other positions currently held as officer or any position with subsidiaries or affiliates of Energy XXI, effective October 1, 2014.  Mr. Lawrence indicated that his decision to retire was not a result of any disagreement with Energy XXI on any matter relating to its operations, policies or practices.

Mr. Lawrence joined Energy XXI over seven years ago when Energy XXI was a start-up and has led the Investor Relations and Corporate Communications department since that time. Greg Smith will continue to serve as Energy XXI’s Vice President of Investor Relations and will lead Energy XXI’s investor relations and corporate communications upon Mr. Lawrence’s retirement. Mr. Smith joined Energy XXI in February 2011 and brings over 20 years of oil and gas industry experience, including nearly 10 years leading the investor relations function.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY XXI (BERMUDA) LIMITED

	By:	/s/ David West Griffin
David West Griffin
September 11, 2014		Chief Financial Officer